Exhibit 4.4
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AGREEMENT AMENDING PROMISSORY NOTE DATED (date) EXECUTED BY
METASWARM CORPORATION, PAYABLE TO (name)

AMONG

(name)
and
METASwarm Corporation
Executed (date)

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THIS AGREEMENT AMENDING PROMISSORY NOTE is entered into on this xxx day of (month) (year) (this "Agreement"), by and among METASwarm Corporation., a Nevada corporation ("Borrower"), and xxxx, ("Lender").

RECITALS

WHEREAS, on or about the xxx day of (month) (year), Borrower executed that certain Promissory Note payable to Lender in the original principal amount of xxx dollars ($xxx.00) (Hereinafter the "Existing Note"); and

WHEREAS, In connection with execution of the Existing Note, Borrower agreed to provide for Conversion of the Existing Note into Preferred Shares of Stock of Borrower at Lender’s option or to pay the note in full; and

WHEREAS, in consideration of Lender's agreement to waive certain conditions of the Existing Note, Borrower and Lender have agreed to (i) convert the Existing Note into xxx shares of restricted common stock of the Borrower; and

WHEREAS, it is the intention of the Borrower and the Lender that the terms and other provisions of this Agreement supersede all terms and conditions of the Existing Note; and

WHEREAS, it is the desire of the Borrower and Lender to amend the Existing Note to allow immediate conversion into restricted Common Stock of Borrower as satisfaction and payment in full of Existing Note.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt, and adequacy of which are hereby acknowledged by all parties hereto, Borrower and Lender agree to amend and restate the Existing Note provisions as set forth hereinbelow.

1. Acknowledgement of obligations under Existing Note. Borrower hereby acknowledges and agrees that Lender funded to Borrower the Principal Amount (as defined in the Existing Note and having the same meaning when used herein) of the Existing Note, that Borrower actually received the Principal Amount from Lender and that Borrower has not repaid any portion of the Principal Amount nor any installment of interest due thereon to Lender. Borrower further acknowledges and agrees that the Existing Note, inclusive of the Principal Amount and all interest accrued thereon from the date of the execution thereof through the date hereof remains unpaid, constitutes a valid and existing debt obligation of Borrower, that Borrower has no defenses to its obligation to pay the Principal Amount and all interest accrued thereon from the date of the execution thereof through the date hereof and that Borrower has no right to any offsets or other deductions therefrom.

2. Upon execution of this Agreement by Borrower and Lender, Borrower shall issue xxx shares of restricted Common Stock of Borrower to Lender and the debt evidence by the Existing Note shall then be considered paid in full with no further recourse.

3.   MISCELLANEOUS.

3.1 Entire Agreement.  This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and thereof, supersedes all prior agreements, commitments, understandings, or inducements (either oral or written, expressed or implied) and may not be modified, altered, or amended except by a written agreement signed by Lender and Borrower as applicable. Each party to this Agreement acknowledges that no representations, inducements, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of such party, which are not embodied herein, and no other agreement, statement or promise not contained in the Existing Note as amended by this Agreement shall be valid or binding. The parties hereto have had an opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and each has read this Agreement, as signified by their signatures below, and is executing the same for the purposes and consideration herein expressed.

3.2 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received); or (b) on the business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     If to LENDER:

(name)
(address)
(city, state zip)

     If to BORROWER:

METASwarm Corporation
530 S. Lake Ave., #186
Pasadena, CA 91101

Any party may require any other party to serve notices in accordance with this Section at a different address or directed to another person for receipt of notices, if such party so designates such other person or address in writing delivered to every other party in accordance with this Paragraph.

3.3 Successors and Assigns. The Existing Loan Agreement as amended by this Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Lender and their respective successors and permitted assigns, except as otherwise provided herein or therein. Borrower shall not assign, transfer, hypothecate, or otherwise convey its rights, benefits, obligations, or duties under the Existing Loan Agreement as amended by this Agreement without the prior written consent of Lender. Any such purported assignment, transfer, hypothecation, or other conveyance by Borrower without the prior express written consent of Lender shall be void. The terms and provisions of the Existing Loan Agreement as amended by this Agreement, and the other documents and agreements executed in furtherance thereof are for the purpose of defining the relative rights and obligations of Borrower and Lender with respect to the transactions contemplated hereby and thereby, and there shall be no third party beneficiaries of any of the terms and provisions of any of such agreements or documents. Lender reserves the right at any time to create and sell in its entirety or a participation in any portion of the Existing Loan Agreement as amended by this Agreement and to sell, transfer or assign any or all of its right, title or interest in and to the same, and Borrower consents to Lender's sale of any participations in, at any time or times, the Existing Loan Agreement as amended by this Agreement or of any portion thereof or interest therein, including Lender's rights, title, interests, remedies, powers, or duties thereunder, whether evidenced by a writing or not, and to the sale, assignment and transfer of any or all of its right, title or interest in and to the Existing Loan Agreement as amended by this Agreement.

3.4 Presumption against Scrivener. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, drafted or dictated such provision.

3.5 Law Governing Agreement. This Agreement is made and entered into and is to be at least partially performed in Clark County, Nevada. It shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of Nevada applicable to agreements made and to be performed entirely within such State without regard to principles of conflicts of laws, except to the extent that federal law may apply.

3.6. Partial Invalidity. Each part of this Agreement is intended to be separate. If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.

3.7 Variations in Pronouns. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

3.8. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement to any other Loan Document by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

3.9 Headings. The headings used in this Agreement are for administrative purposes only and do not constitute substantive matter to be considered in construing the terms and shall not affect the interpretation of this Agreement. All references herein to Sections, Paragraphs, subsections, and clauses, shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. A reference to an article or section will mean an article or section in this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. The terms "including" and "include" as used in this Agreement will be deemed to include the phrase "without limitation."

3.10 Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements from the offending party, in addition to any other relief to which it may be entitled.

3.11 Further Assurances. At any time and from time to time after the date hereof, at the request of Lender, and without further consideration, Borrower will execute and deliver such other and further instruments and documents, and take such other action as Lender may reasonably deem necessary, convenient or desirable in order to more effectively assist Lender in exercising its rights with respect hereto, and realizing the benefits created by this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on this xxx day of (month) (year), as evidenced by their respective signatures below.

BORROWER:

METASWARM CORPORATION

_________________________________
By:  MARVIN SHANNON
Its:  CEO

LENDER:

(name)

_________________________________

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